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As filed with the Securities and Exchange Commission on December 26, 2002

Registration No. 333-74771

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2
to
Form S-1 on Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Allegiance Telecom, Inc.
(Exact name of registrant as specified in its charter)

Delaware	75-2721491
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

9201 North Central Expressway
Dallas, Texas 75231
Telephone: (214) 261-7100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mark B. Tresnowski
Executive Vice President,
General Counsel and Secretary
Allegiance Telecom, Inc.
700 E. Butterfield Road, Suite 400
Lombard, Illinois 60148
(630) 522-5240
(Name, address, including zip code, and telephone number, including area code, of agent for service)

        Approximate date of commencement of proposed sale to the public: Not applicable.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. ☐

TERMINATION OF REGISTRATION STATEMENT

        On December 6, 1999, we filed a Post-Effective Amendment No. 1 to Form S-1 on Form S-3 Registration Statement (File No. 333-74771) (the "Registration Statement"). We are filing this Post-Effective Amendment No. 2 to Form S-1 on Form S-3 Registration Statement to terminate and withdraw the Registration Statement. We filed the Registration Statement so that Morgan Stanley Dean Witter, if required, could deliver a "market-making prospectus" when effecting offers and sales of our company's 11 3/4% senior discount notes due 2008. Morgan Stanley Dean Witter may have been deemed to be an "affiliate" of our company because of the amount of equity ownership in and board membership of our company by certain private investment partnerships affiliated with Morgan Stanley Dean Witter.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Form S-1 on Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 26, 2002.

ALLEGIANCE TELECOM, INC.
By:	/s/ ROYCE J. HOLLAND Royce J. Holland, Chairman and Chief Executive Officer

        In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Form S-1 on Form S-3 Registration Statement has been signed by the following persons on December 26, 2002 in the capacities indicated.

Signature	Capacity

/s/ ROYCE J. HOLLAND Royce J. Holland	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
** C. Daniel Yost	President, Chief Operating Officer and Director
** Thomas M. Lord	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)
** G. Clay Myers	Senior Vice President of Finance and Accounting (Principal Accounting Officer)
** Anthony J. Parella	Executive Vice President and Director
** James E. Crawford, III	Director
** Paul J. Finnegan	Director
** Reed E. Hundt	Director
/s/ ANDREW D. LIPMAN Andrew D. Lipman	Director
** James N. Perry, Jr.	Director
**By:	/s/ MARK B. TRESNOWSKI Mark B. Tresnowski under Power of Attorney

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TERMINATION OF REGISTRATION STATEMENT
SIGNATURES